Exhibit 99.1

Coach Industries Group, Inc. Completes $7 Million Non-Convertible Debt Financing, Extinguishing Convertible Debenture

COOPER CITY, Fla.—(BUSINESS WIRE)—November 2, 2005— Coach Industries (OTCBB:CIGI—News), offering an array of financial services and insurance products to commercial fleet operators, today announced the Company has completed a capital finance restructuring of the Company’s outstanding Convertible Debenture by securing a $7 million Non-Convertible Term Note at an interest rate of Prime plus 1.5%.

The term note will provide the company with near-term and long-term benefits, including an improved capital structure, the extinguishment of 5,130,000 common shares registered for resale in the February 2005 Registration Statement approved by the Securities and Exchange Commission, the elimination of any pricing adjustments in the Non-Convertible Term Note and an infusion of approximately $1.3 million of new working capital. The agreement will also provide an annualized improvement to cash-flow of nearly $1.0 million through lower principal and interest payments, and the flexibility to pursue growth without near-term dilution to its shareholders.

“The management of Coach Industries is constantly looking for improvements to our capital structure that facilitate growth and enhance shareholder value. One of our primary financial objectives for 2005 has been to address the uncertainty of new shares being issued through the Convertible Debenture we closed in September 2004,” stated Francis J. O’Donnell, President and CEO. “The previous financing was a milestone for Coach Industries, allowing the company to integrate synergistic businesses and demonstrate profitability as we simplify the lives of our Commercial Fleet Operators. However, the convertible nature of the Debenture, along with the pricing adjustment provisions, created a significant barrier for new investors to participate in CIGI. We believe the extremely favorable rate of the new Non-Convertible term note, coupled with the extinguishment of over 5 million shares of registered common stock, representing over twenty percent (20%) of the fully diluted position of the company, fortifies our solid foundation for growth for CIGI and shareholders. The additional cash provided by the transaction will allow us to continue to build our portfolio of financial service offerings.”

“Management conducted a thorough review of all financing options available to us for retiring the Debenture, including bank borrowings, high-yield facilities and convertible bonds.” commented, Susan Weisman, Chief Financial Officer. “The Company is financially stronger today than one year ago. By successfully demonstrating that the full array of financial services and products are economically attractive to Commercial Fleet Operators, more traditional banking opportunities are now available to Coach. The Company will record a one-time loss of approximately $1.7 million as a result of the refinancing which pales in comparison to the benefits the company and shareholders will reap through the Non-Convertible four (4) year term note at an attractive interest rate of Prime plus 1.5%.”

About Coach Industries Group, Inc.

Coach Industries Group, Inc. (OTCBB: CIGI - News; “Coach”), is a holding company focused on providing financial services and limousine and specialty vehicles to Commercial Fleet Operators.

For more information on the Company please visit Coach’s web site located at www.cigi.cc

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Coach Industries Group, Inc.,

Susan Weisman, 954-602-1400

susanw@cigi.cc

Or

Alliance Advisors, LLC

Alan Sheinwald, 914-244-0062

asheinwald@allianceadvisors.net

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